EXHIBIT 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

SECOND AMENDED AND RESTATED COKE PURCHASE AGREEMENT

Dated as of April 18, 2023

By and Between

INDIANA HARBOR COKE COMPANY, L.P.

and

CLEVELAND-CLIFFS STEEL LLC

SECOND AMENDED AND RESTATED

COKE PURCHASE AGREEMENT

This Second Amended and Restated Coke Purchase Agreement (this “Coke Purchase Agreement”), dated as of April 18, 2023 (the “Execution Date”) and effective as of October 1, 2023 (the “Effective Date”), is by and between Indiana Harbor Coke Company, L.P., a Delaware limited partnership, qualified to do business in Indiana (“Seller”), and Cleveland-Cliffs Steel LLC, a Delaware limited liability company (“Purchaser”).

Effective as of the Effective Date, this Coke Purchase Agreement replaces and supersedes:

(i)	the Coke Purchase Agreement by and between Indiana Harbor Coke Company, L.P. and Inland Steel Company, dated as of November 4, 1996;

(ii)	the Amended and Restated Coke Purchase Agreement by and between Indiana Harbor Coke Company, L.P. and Inland Steel Company, dated February 19, 1998;

(iii)	the Letter Agreement dated as of November 22, 2000;

(iv)

Paragraphs 4, 5, 6, 7, 8, and 9 of the Amendment to Coke Purchase Agreement, Consent to Permit Modification, and Mutual Release, dated March 31, 2001, provided, however, that the remainder of this March 31, 2001 Agreement shall remain in full force and effect;

(v)	the Supplement to the Coke Purchase Agreement, dated as of February 3, 2011;

(vi)	First Amendment to the Supplement to the Coke Purchase Agreement dated as of September, 2011;

(vii)	Amendment No. 2 to Coke Purchase Agreement, dated as of December 31, 2012;

(viii)	the Term Sheet dated September 5, 2013;

(ix)	the Supplement to the Term Sheet dated September 10, 2014;

(x)	the Second Supplement to the Term Sheet dated as of November 17, 2014;

(xi)

Paragraph 5 of the Settlement Agreement and Release dated as of December 31, 2019, provided, however, that the remainder of this December 31, 2019 Settlement Agreement and Release shall remain in full force and effect; and

(xii)	Letter Agreement dated July 30, 2020

((i)	through (xii), together, the “Original Coke Purchase Agreement”).

WITNESSETH

WHEREAS, Seller is a partnership formed between Indiana Harbor Coke Company, a Delaware corporation as general partner, and Indiana Harbor Coke Corporation, an Indiana corporation, and DTE Indiana Harbor LLC, a Delaware limited liability company, as limited partners (each a “Partner” and, collectively, the “Partners”) pursuant to the Second Amended and Restated Limited Partnership Agreement of Indiana Harbor Coke Company L.P. dated July 31, 2002 (the “Partnership Agreement”); and

WHEREAS, Purchaser was formerly known as ArcelorMittal USA LLC (successor to Inland Steel Company); and

WHEREAS, as stated in the Partnership Agreement, Seller owns and operates a heat recovery cokemaking plant, together with related coal and coke handling facilities, with an annual production of at least 1.22 million Tons of screened furnace coke (the “Coke Plant”); and

WHEREAS, Purchaser contracts directly with Cokenergy, which produces electricity and plant steam using heat captured from the Coke Plant; and

WHEREAS, Purchaser desires to obtain an assured source of coke in such Tonnages and of such quality as described herein, and is willing to do so on a take and pay basis; and

WHEREAS, Purchaser and Seller desire to amend and restate the Original Coke Purchase Agreement as provided in this Coke Purchase Agreement; and

WHEREAS, Purchaser and Seller desire that all references to the Original Coke Purchase Agreement in any agreement, instrument or other document hereinafter be deemed to be a reference to this Coke Purchase Agreement; and

WHEREAS, Seller desires to sell and deliver coke to Purchaser, and Purchaser desires to purchase and accept coke from Seller, on the terms and conditions set forth in this Coke Purchase Agreement.

NOW THEREFORE, in consideration of the mutual terms, covenants, and conditions herein contained, the mutual benefits to be derived hereunder, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I.

Definitions

As used in this Coke Purchase Agreement, the following terms shall have the meanings herein specified:

1.1 Adjusted Contract Price – shall have the meaning provided herein at Section 8.3.

1.2 Affiliate—shall mean as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either:

(a) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person; or

(b) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

1.3 Base Billing Yield – shall have the meaning set forth in Schedule 5.1(a)(1).

1.4 Billing Yield – shall have the meaning set forth in Schedule 5.1(a)(1).

1.5 Coke - shall mean coke which meets the Coke Quality Specifications.

1.6 Coke Plant - shall have the meaning set forth in the introduction to this Coke Purchase Agreement.

1.7 Coke Purchase Agreement - shall have the meaning set forth in the introduction to this Coke Purchase Agreement.

1.8 Coke Quality Specifications - shall have the meaning provided herein at Section 4.1, as may be amended from time to time in writing signed by both Parties as different coal blends are utilized.

1.9 Cokenergy - shall mean Cokenergy, LLC, an Indiana limited liability company which owns and operates heat recovery equipment, flue gas desulfurization system and other equipment on Purchaser’s property, including its successors, assigns and Affiliates.

1.10 Contract Price - shall mean the price per ton of Coke calculated in accordance with the methodology set forth herein at Article V.

1.11 Contract Year - shall mean each twelve (12) month period during which this Coke Purchase Agreement is in effect, commencing on each January 1st and ending on December 31 of that year; provided, however, that the last Contract Year shall end on the date of expiration of this Coke Purchase Agreement; provided, further, that for Contract Year 2023, the Original Coke Purchase Agreement shall apply through September 30, 2023, and thereafter this Coke Purchase Agreement shall apply.

1.12 CSR - shall mean Coke strength after reaction with carbon dioxide.

1.13 Current Laws – shall mean all applicable laws, regulations, or other legal requirements imposed and being applied by any state, local, federal or foreign Governmental Authority, including without limitation environmental laws and regulations (including permits), as of the Execution Date.

1.14 Effective Date – shall have the meaning set forth in the introduction to this Coke Purchase Agreement.

1.15 Execution Date – shall have the meaning set forth in the introduction to this Coke Purchase Agreement.

1.16 EPA – shall mean the United States Environmental Protection Agency.

1.17 Event of Default - shall have the meaning provided herein at Article IX.

1.18 Fire/Explosion Period - shall have the meaning provided herein at Section 10.5.

1.19 Force Majeure - shall have the meaning provided herein at Section 10.1

1.20 Future Laws – shall mean all laws, regulations, or legal requirements, permits, or permit modifications enacted, imposed or first being applied by any state, local or federal or foreign Governmental Authority after the Execution Date. “Future Laws” does not include any requirements or actions resulting from Seller’s failure to comply with Current Laws, except to the extent resulting from any action or inaction by Cokenergy or Purchaser. For the avoidance of doubt, any new application of Current Laws that is first applied by a Governmental Authority after the Execution Date shall be considered a Future Law and not a Current Law.

1.21 Governmental Authority - shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.22 Governmental Imposition—shall mean any assessment, charge, impost or levy, however denominated (but not including fines or other penalties for the failure to comply with nontax legal requirements), including any additions that is or may become payable in respect thereof, imposed by any state, local or federal or foreign Governmental Authority that may be imposed on the purchase of coal, the production or sale of Coke, on any asset or transaction of Seller related to the Coke Plant including, but not limited to, a value added tax of any type, an energy tax of any type, (with the exception of a tax measured by net income, the Indiana Gross Receipts Tax, or any withholding tax relating to a Partner’s interest in Seller), a tax of any type on greenhouse gas emissions, or a greenhouse gas emissions pricing or trading system of any type. Governmental Impositions shall not include any assessment, charge, impost, or levy, however denominated, that is solely a result of actions or inaction by Seller (i) prior to the Execution Date or (ii) any failure to comply with Current Laws during the Term.

1.23 IDEM – shall mean Indiana Department of Environmental Management.

1.24 Lake Terminal – shall mean SunCoke Lake Terminal LLC.

1.25 Minimum Coke Purchase Requirement - shall mean and represent, during any one Contract Year, Coke that the Seller is required to sell and that the Purchaser is required to purchase on a take and pay basis:

(a) The Minimum Coke Purchase Requirement for Contract Year 2023 shall be pro- rated for a October 1 to December 31 Contract Year, resulting in a Minimum Coke Purchase Requirement of [***] Tons of Coke.

(b) The Minimum Coke Purchase Requirement for Contract Year 2024 though Contract Year 2034 shall be [***] Tons of Coke per Contract Year.

(c) For Contract Year 2035, the Minimum Coke Purchase Requirement will be pro- rated for a September 30, 2035 contract expiration date, resulting in a Minimum Coke Purchase Requirement of [***] Tons of Coke.

1.26 Old 5 Belt Scale – shall have the meaning provided herein at Section 8.2.

1.27 Original Coke Purchase Agreement – shall have the meaning set forth in the introduction to this Coke Purchase Agreement.

1.28 Overdue Rate – shall have the meaning provided herein at Section 7.1.

1.29 Pad Coal – shall mean coal that is spilled prior to or during charging into the coke ovens at the Coke Plant.

1.30 Pandemic – means an outbreak of infectious disease that spreads through the population across a large region including the Indiana Harbor Works facility, and any response thereto by a Governmental Authority; provided that any such disease or Governmental Authority response must restrict the operations of both the Purchaser and the Seller to a substantially similar extent. For the avoidance of doubt, a reduction in demand for goods or services of either Party resulting from such disease or Governmental Authority response thereto shall not constitute a “Pandemic” for purposes of this Coke Purchase Agreement.

1.31 Parties – means both the Purchaser and the Seller.

1.32 Partner – shall have the meaning set forth in the introduction to this Coke Purchase Agreement.

1.33 Partnership Agreement – shall have the meaning set forth in the introduction to this Coke Purchase Agreement.

1.34 Party - means either the Purchaser or the Seller, depending upon the context in which the term is used.

1.35 Person – shall mean and include any individual, firm, corporation, partnership, limited liability corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

1.36 Proposed Price – shall have the meaning provided herein at Section 3.5.

1.37 Purchaser – shall have the meaning set forth in the introduction to this Coke Purchase Agreement.

1.38 Related Agreements – shall mean and include:

(a)	the Environmental Indemnity Agreement, dated as of November 12, 1996, by and among Purchaser (as successor to Inland Steel Company), Seller and Cokenergy;

(b)

the Amended and Restated Ground Lease, dated as of November 12, 1996, by and between Purchaser (as successor to Inland Steel Company) and Seller (as amended from time to time, including by this Coke Purchase Agreement, the “Primary Ground Lease”);

(c)	the Payroll & Benefits Administration Agreement, dated as of March 18, 2009, by and between Purchaser (as successor to ArcelorMittal USA, Inc.), and Seller;

(d)	the Amended and Restated Services Agreement, dated as of February 19, 1998, by and between Seller and Purchaser (as successor to Inland Steel Company) (the “Services Agreement”);

(e)	the Ground Lease, effective as of June 1, 2013, by and between Purchaser (as successor to ArcelorMittal USA LLC) and Seller;

(f)	the Ground Lease, effective as of August 24, 2015, by and between Purchaser (as successor to ArcelorMittal USA LLC) and Seller; and

(g)	Exhibit A (only) to the Amendment to Coke Purchase Agreement and Letter Agreement, Consent to Permit Modification, and Mutual Release, effective March 31, 2001.

1.39 Seller - shall have the meaning set forth in the introduction to this Coke Purchase Agreement.

1.40 Stockpiled Coke – shall have the meaning provided herein at Section 8.1.

1.41 Term – shall have the meaning provided herein at Section 2.1.

1.42 Third-Party Coke Notice – shall have the meaning provided herein at Section 3.3.

1.43 Ton or Tonnage – shall mean, with respect to Coke purchased pursuant to this Coke Purchase Agreement, a short ton of [***] ([***]) pounds of Coke at [***] percent ([***]%) moisture content. All tonnages of Coke sold pursuant to this Coke Purchase Agreement shall be adjusted to [***] percent ([***]%) in accordance with the following formula:

Tons shipped at actual moisture x ([***]% less actual moisture percentage)/ [***]%

1.44 Weekly Delivery Rate – shall have the meaning provided herein at Section 3.2.

1.45 “Written” or “in writing” shall mean any form of written communication or a communication by means, whether electronic or otherwise.

ARTICLE II

Term

2.1 Term. Except as otherwise provided herein, this Coke Purchase Agreement shall be in full force and effect from the Effective Date, and thereafter for a term of twelve (12) years commencing the Effective Date (the “Term”).

2.2 Additional Term. Purchaser shall provide notice to Seller by September 30, 2032 if Purchaser desires to renew this Coke Purchase Agreement for an additional term of five (5) years. Seller shall provide an estimate of the required capital and proposed pricing for the additional term within thirty (30) days of Purchaser’s notice. Purchaser shall notify Seller within sixty (60) days of its final decision as to the five (5) year extension of the term of this Coke Purchase Agreement.

2.3 Residual Value at Termination. Notwithstanding anything to the contrary herein or in the Original Coke Purchase Agreement, upon termination of this Coke Purchase Agreement, Purchaser will have no liability for the residual value of the Coke Plant.

ARTICLE III.

Quantity

3.1 Take and Pay Basis. During any Contract Year, and subject to the terms and conditions hereof (including without limitation, the provisions relating to Purchaser’s No. 7 Blast Furnace set forth in Article X hereof), Seller shall sell and deliver, on a take and pay basis, and Purchaser shall buy and accept delivery of Coke from Seller on a take and pay basis, in the amount of the Minimum Coke Purchase Requirement for such Contract Year period. Should Purchaser fail to take the Minimum Coke Purchase Requirement tendered for any monthly period, Purchaser shall nonetheless be obligated to pay the Contract Price for Purchaser’s Minimum Coke Purchase Requirement for such monthly period.

It is specifically understood that, subject to the Force Majeure provisions herein contained, Seller’s contractual obligation hereunder is to sell Coke to Purchaser in the amount of the Minimum Coke Purchase Requirement without regard to the actual amount of Coke produced by the Coke Plant. To the extent practicable, Seller will satisfy its obligation to deliver the required Coke Tonnages with Coke produced at the Coke Plant.

3.2 Delivery Rate. Seller shall deliver approximately [***] Tons per week for all Contract Years (the “Weekly Delivery Rate”).

3.3 Shortfall. Should Seller fail to meet the Weekly Delivery Rate for any period of two (2) or more consecutive weeks, Purchaser shall have the right, subject to the remainder of this Section 3.3, to secure such deficit from any other source. Purchaser shall be entitled to recover from Seller the amount, if any, by which the purchase price, together with any and all reasonable costs actually incurred by Purchaser in securing such substitute Coke exceeds the Contract Price.

During the Term, in the event that Seller is unable to satisfy its contractual obligation to deliver the Minimum Coke Purchase Requirement solely from Coke produced by the Coke Plant, Seller will provide Purchaser with advance written notice of such inability, together with an indication of whether or not Seller can secure the deficit from its Affiliates’ facilities. Seller will use commercially reasonable efforts to secure any such deficit from its Affiliates’ facilities and, to the extent Seller secures the deficit from its Affiliate facilities, such Coke meeting the Coke Quality Specifications shall be accepted by Purchaser at the Contract Price. In the event that, despite its commercially reasonable efforts, Seller is unable to secure such deficit from its Affiliates’ facilities, Seller will use commercially reasonable efforts to secure such deficit from an identifiable producer and, if successful, will provide Purchaser with notice including the alternative source, indicative coke quality, and the delivery schedule for such third-party Coke (a “Third-Party Coke Notice”). Within five (5) days of its receipt of a Third-Party Coke Notice from Seller, Purchaser will inform Seller in writing whether or not Purchaser will accept delivery from Seller of third-party Coke meeting the Coke Quality Specifications, but not produced by the Coke Plant. Deficit tons provided by Seller pursuant to a Third-Party Coke Notice shall be in accordance with the Contract Price. If Purchaser elects not to accept delivery from Seller of such Coke produced by third-party sources other than from the Coke Plant, Seller will be relieved of any delivery obligation under this Coke Purchase Agreement with respect to such Tonnage, and Purchaser will not be entitled to receive from Seller any reimbursement of costs incurred by Purchaser in securing substitute Coke other than a rebate equal to the lesser of (1) the excess, if any, of the delivered price of the substitute Coke proposed by Seller over the Contract Price, and

(2) the excess, if any, of the delivered price of the substitute Coke actually purchased by Purchaser over the Contract Price; provided, that Purchaser shall not be entitled to any such reimbursement or rebate to the extent Seller’s inability to satisfy its obligation to deliver the Minimum Coke Purchase Requirement solely from Coke produced by the Coke Plant results from any action or inaction of Purchaser or Cokenergy.

3.4 Wrongful Rejection. If Purchaser wrongfully rejects the Coke, Seller shall have the right to sell such Coke to third parties, and, in addition to any other rights and remedies hereunder, Seller shall be entitled to recover from Purchaser:

(a) A penalty in the amount of [***] Dollars ($[***]) per Ton for such wrongly rejected Coke; and

(b) the full Contract Price of such rejected Coke net of resale proceeds, if any, (adjusted for handling losses) and sales of raw reclaimed undersized coke.

3.5 Resale. Although the Parties anticipate that Coke purchased hereunder will be used for Purchaser’s own operation, Purchaser may resell to third parties as follows:

Purchaser will notify Seller of the amount of Coke Purchaser desires to resell and Seller shall use its reasonable good faith efforts to obtain the most favorable price on any such resale and shall not discriminate against Purchaser in favor of any other party (including Seller) for whom Seller is selling coke. Within sixty (60) days of Purchaser’s notice, Seller shall notify Purchaser of the bona fide price at which Seller is able to sell such Coke (the “Proposed Price”).

If Seller’s Proposed Price is unacceptable to Purchaser, then Purchaser may resell such Coke on its own account. Purchaser will use its reasonable good faith efforts to obtain a price that exceeds the Proposed Price.

If Seller does not provide Purchaser with a Proposed Price within sixty (60) days of Purchaser’s notice pursuant to this Section 3.5, then Purchaser may resell such Coke for its own account.

3.6 Excess Production. Purchaser shall purchase and accept from the Seller, and Seller shall sell and deliver to Purchaser on a take and pay basis, such additional quantities of Coke produced by the Coke Plant as may be available in excess of Purchaser’s Minimum Coke Purchase Requirement for the relevant Contract Year period. The purchase price per Ton for any such available excess Coke shall be equal to the Contract Price.

ARTICLE IV.

Coke Quality

4.1 Coke Quality Specifications. At the direction of Seller, a third-party ASTM and/or ISO certified laboratory shall analyze all samples taken pursuant to Section 4.4 pursuant to ASTM standards. Purchaser’s ASTM and/or ISO certified laboratory may analyze samples taken pursuant to Section 4.4 pursuant to ASTM standards upon request to Seller. All Coke purchased and sold under this Coke Purchase Agreement shall conform to the quality requirements set forth on Schedule 4.1 (the “Coke Quality Specifications”). If Purchaser’s chemical analyses do not agree with Seller’s chemical analyses, Purchaser and Seller will attempt to harmonize the discrepancies, to determine the actual quality of the Coke delivered, and/or to mutually agree on appropriate adjustments. If Purchaser and Seller are unable to agree as to the chemical quality of Coke delivered, such quality will be determined by an accredited third-party laboratory selected by Seller and approved by Purchaser (such approval not to be unreasonably withheld, conditioned, or delayed).

4.2 Coal Committee. The Parties shall establish a Coal Committee made up of a single representative of Purchaser and a single representative of Seller. Purchaser’s representative shall be the Coal Committee chairman. Each of Purchaser’s and Seller’s representatives shall be entitled to one (1) vote on matters put before the Coal Committee. Meetings of the Coal Committee shall be scheduled at intervals and at locations to be mutually agreed upon by the Parties and may be attended, at each Party’s option, by technical representatives of such Party.

4.3 Adjustments to Specifications and Selection of Coal Blends. Seller and Purchaser each acknowledge that several of the Coke Quality Specifications are dependent upon the coal blend used at the Coke Plant.

(a) Annual Coal Blend Determination. Prior to the beginning of each Contract Year, the Coal Committee shall develop the blend of coals and the associated Coke Quality Specifications to be used at the Coke Plant for such Contract Year and shall jointly determine the price to be paid for such coals and for the logistics and handling of such coals. Adjustment to the Coke Quality Specifications resulting from such annual blend of coals shall only be made upon the mutual agreement of the Parties.

(b) Mid-Year Blend Changes Expected to Last Thirty Days or Less. If blend changes expected to last thirty (30) days or less are necessary during the Contract Year, Seller shall not alter the coal blend without the prior written approval of Purchaser, which will not be unreasonably withheld or delayed and Seller and Purchaser may mutually agree in writing to a temporary change and/or waiver to certain of the Coke Quality Specifications.

(c) Mid-Year Blend Changes Expected to Last More Than Thirty Days. If blend changes expected to last longer than thirty (30) days are necessary during the Contract Year, Seller shall not alter the coal blend without the prior written approval of Purchaser, which will not be unreasonably withheld or delayed. In such event, Purchaser will provide Seller with any feedback regarding coke quality within ten (10) days after the change in blend is charged to the Coke Plant ovens. When the blend of coals to be utilized at the Coke Plant is changed in accordance with this Section 4.3, Seller and Purchaser shall promptly submit to each other, in writing, proposed revisions to the Coke Quality Specifications for Ash, Stability, Alkalies, Phosphorus, Sulfur, and CSR (the “Coal Blend Related Specifications”). If Seller and Purchaser cannot agree upon the Coal Blend Related Specifications within sixty (60) days following the date the selected coal blend is initially utilized at the Coke Plant, then the (i) “average” specification for the Coal Blend Related Specifications shall be automatically revised based upon the average values of Ash, Stability, Alkalies, Phosphorus, Sulfur, and CSR of the coke produced from the selected coal blend during such sixty (60) day period (the “Revised Average”); and (ii) “price increase range”, “minimum value”, “maximum value” and “price decrease range” specifications for the Coal Blend Related Specifications shall be revised upwards or downwards in accordance with the actual increase or decrease in the Revised Average. Such revisions (whether agreed upon by the parties or imposed automatically) shall be retroactive to the date the selected coal blend is initially utilized at the Coke Plant, but shall first be incorporated into the monthly quality summary for the month in which such revisions become effective. In no event shall the blend of coals to be utilized at the Coke Plant be changed such that the adjusted blend is below the “reject value” specifications for the Coal Blend Related Specifications except by mutual agreement of the Parties, in which case the “reject value” specifications would not apply for so long as the adjusted blend is utilized. Price adjustments made pursuant to Section 4.8 of the Agreement for Moisture, Ash, Stability, Sulfur, CSR, Mean Size (percent less than [***]” and percent greater than [***]”), VM and BD shall be based upon the Coal Blend Related Specifications, and such price adjustments shall be debited or credited in accordance with Section 4.9(a) of this Coke Purchase Agreement. In either case, Seller shall give Purchaser prompt written confirmation of any changes in the coal blend.

(d)	Notwithstanding the foregoing,

(1) Seller will purchase the coals to be included in any coal blend at fair market value, and will procure at fair market value, such transportation and blending services as may be needed to deliver the blended coal to the Coke Plant;

(2) Seller shall not, without the prior consent of Purchaser, which consent shall not be unreasonably withheld, enter into any contracts with terms exceeding two (2) years for the supply of coals to be used in connection with the production of Coke at the Coke Plant;

(3) any of Seller’s contracts (or other purchases) with or from its Affiliates for coal used in the production of Coke shall be on terms no less favorable to Seller than such terms would be had such contract or purchase been with an unrelated third-party supplier of coal; and

(4) the Parties shall make best efforts to not select any coal blend that results in the Coke failing to conform to the Reject Values. In the event that a selected coal blend nonetheless produces Coke that fails to conform to the Reject Values, the Parties shall modify the coal blend to produce Coke that meets the Reject Values.

4.4 Conformance to Quality Specifications. Conformance to Coke Quality Specifications will be determined based on samples taken by Seller’s mechanical sampler pursuant to ASTM D7430. Seller shall cause the coke mechanical sampler to be inspected and operationally reviewed twice per calendar year by an independent third-party that has mechanical samplers as their primary expertise. An example of such company being Sampling Associates International (SAI). A formal report will be produced and provided to Purchaser. Purchaser may request the mechanical sampler be bias tested (ash). Test to be scheduled as soon as is reasonably practical, dependent upon availability of service provider. The results of such test to be promptly reported to Purchaser. Should Purchaser request more than one bias test in any calendar year, Purchaser will be responsible for the cost and expense of such additional test(s).

Coke Quality Parameter	Measurement and Sample Frequency	Method of Analysis

CSR	Daily composite from multiple increments drawn every [***] ([***]) minutes when coke is on the belt.	ASTM

Moisture Sulfur Ash Volatile Matter Mean Size Size <[***]” Size >[***]” Bulk Density	Daily composite from multiple increments drawn every [***] ([***]) minutes when coke is on the belt.	ASTM

Phosphorus Alkali’s	Weekly composite made up of turn composite samples.	ASTM

Stability	Daily composite from multiple increments drawn every [***] ([***]) minutes when coke is on the belt.	ASTM [***]” by [***]” Method
*	Increments are drawn by a mechanical sampler on a timed /random basis as programmed with sampler and belt scale.

4.5 Quality Program. Seller shall participate in Purchaser’s Quality Conformance Program, which utilizes statistical process control methods. Seller’s participation shall require the following:

(a) Seller shall furnish daily and weekly quality data directly to Purchaser.

(b) Seller shall have CSR and Stability tests performed in accordance with ASTM D5341 and ASTM D3402 standards, respectively. The control lab will be an accredited third- party lab selected by Seller and approved by Purchaser, such approval not to be unreasonably withheld, conditioned, or delayed.

(c) Seller shall furnish Purchaser a monthly quality and operations report by the tenth (10th) day of the following month. The format and content shall be consistent with 2022 historical practice; provided that the Parties shall reasonably cooperate to add a monthly oven performance report that (i) provides a reasonable level of detail for Purchaser’s evaluation and

(ii) Seller can reasonably produce with its existing systems and processes.

(d) Whenever any delivery does not conform to the Coke Quality Specifications, Seller shall immediately furnish Purchaser with an off-spec report defining parameter, time, cause and corrective action.

(e) Seller will report monthly analyses of Coke to Purchaser by the tenth (10th) day of the following month. The format shall be reviewed on an annual basis.

(f) Seller will have the third-party independent laboratory provide Purchaser’s laboratory with the following samples to verify the results found.

A weekly composite:

(1) A [***] gram - [***] mesh analytical sample for ash, volatile matter, sulfur, and ash composition (for phosphorous and alkalies); and

(2) A [***] Kg prepared sample for CSR testing.

The analytical results determined by Purchaser’s laboratory will be communicated promptly to Seller.

4.6 Quality Review. Seller shall accommodate quality audits and customer/supplier meetings with Purchaser, which will be held as often as required and at least quarterly, during which appointed representatives of Seller and Purchaser and the Coal Committee shall review performance to Coke Quality Specifications, changes to Coke Quality Specifications and coal blends.

4.7 Right to Reject. Purchaser, at its sole option, may reject any Coke that exceeds (higher or lower) one (1) or more of the Reject Values specified in Schedule 4.1 attached hereto. Any such Coke will be considered unusable under the terms of this Coke Purchase Agreement; provided, however, that such rejected Coke will not be counted as satisfying Seller’s minimum delivery requirements under Section 3.1, unless such rejected Coke is subsequently delivered to, and accepted by, Purchaser.

4.8 Price Adjustments. All Coke which does not meet one (1) or more of the Coke Quality Specifications that are in place at the time of its production, and which is not rejected by Purchaser pursuant to Section 4.7, will be subject to price adjustments based on analyses performed in accordance with Section 4.4 of this Coke Purchase Agreement, calculated according to the formulas set forth in Schedule 4.8 hereto.

4.9	Payment of Price Adjustments.

(a) Price Adjustments (Except Alkali and Phosphorus). Seller will generate and transmit to Purchaser a monthly quality summary within fifteen (15) business days after the end of each month. The quality summary will show by day (delivery) the Tons at [***] percent ([***]%) moisture, the current price and the delivery qualities for CSR, Stability, Moisture, Sulfur, Ash, Volatile Matter, Mean Size, Size < [***]”, and Size > [***]”, and Bulk Density. Any price adjustments associated with the individual deliveries will be calculated and a monthly total shown. Contemporaneously with the quality summary, Seller will invoice (debit or credit) Purchaser the amount of the price adjustments. Purchaser shall pay (debit or credit) any such quality price adjustments in immediately available funds on the last business day of the month succeeding Seller’s transmittal of the quality summary and invoice to Purchaser.

(b) Price Adjustments (Alkali and Phosphorus). The Alkali and Phosphorus analysis will be performed on a weekly basis and reported to Purchaser on a monthly basis as provided herein. No additional documents will be generated unless the Alkali and/or Phosphorus are in the Price Increase Range or Price Decrease Range. In the event that the Alkali and or Phosphorus is in the Price Increase Range or Price Decrease Range, Seller will generate an Off-Spec Quality Report within fifteen (15) business days after the end of each month showing the total Tons at [***] percent ([***]%) moisture, the current price, Alkali/Phosphorus, and the total associated price adjustment. Contemporaneously with the Off-Spec Quality Report, Seller will invoice (debit or credit) Purchaser the amount of the related price adjustment. Purchaser shall pay (debit or credit) any such adjustment in immediately available funds on the last business day of the month succeeding Seller’s transmittal of such Off-Spec Quality Report and invoice to Purchaser.

ARTICLE V.

Pricing

5.1 Contract Price Formula. The Parties agree to use their good faith, reasonable efforts to cause the Contract Price to be as low as commercially feasible. All pricing shall be rounded to two (2) decimal places. The Contract Price per Ton of Coke sold to Purchaser pursuant to the terms and provisions of this Coke Purchase Agreement shall be the sum of the following items:

(a) Coal Price Component. The Coal Price Component shall be the actual cost incurred by Seller of purchasing the coal blends, together with any transportation, blending, and handling costs, including, without limitation, handling costs incurred by Seller itself or Lake Terminal or other entities (whose costs are passed through by Seller to Purchaser) as a result of specific handling requirements of coals approved by the Coal Committee, and the costs of any other services actually incurred by Seller as needed to deliver the blended coal to the Coke Plant. This Coal Price Component of the Contract Price will be calculated on a per Ton of coal charged to the oven basis.

The Parties will calculate the Billing Yield for the Current Coal Blend on a monthly basis using the method set forth in Schedule 5.1(a)(1). The Coal Price Component per Ton of Coke delivered during the applicable month shall be equal to the Coal Price Component divided by the Billing Yield for the Current Coal Blend.

For example, if the Coal Price Component is $[***] per Ton of coal, and the Billing Yield for the Current Coal Blend is [***]%, the Coal Price Component per Ton of Coke is equal to $[***] per Ton of Coke ($[***] / [***] = $[***]).

The Lake Terminal coal handling rate used in calculating the Coal Price Component shall be [***] ($[***] ) per ton of coal through June 30, 2023, and thereafter the coal handling rate shall escalate pursuant to the factors set forth in Schedule 5.1(a)(2) to this Coke Purchase Agreement, plus any capital recovery charge that Seller and Purchaser mutually agree to, provided, however, that the Parties shall not have an obligation to agree to any capital recovery charge.

IHCC has title to any Pad Coal. The Parties shall account for Pad Coal in accordance with Schedule 5.1(a)(3) of this Coke Purchase Agreement.

(b)	Conversion Cost Component.

(i) The Baseline Conversion Cost Component is [***] dollars ($[***]) per Ton of Coke sold to Purchaser pursuant to this Coke Purchase Agreement, and is comprised of the following charges:

Natural Gas [***]%

Electricity [***]%

Labor Wages [***]%

Labor Benefits [***]%

Inflation Indexed Component [***]%

Fixed Component [***]%

For the avoidance of doubt, if Purchaser imposes any surcharges on natural gas or electricity (including any surcharge imposed pursuant to the Services Agreement), such surcharges will be added to the corresponding baseline and actual charges, and the Conversion Cost Component will be commensurately increased.

(ii) At least thirty (30) days prior to the start of each Contract Year, the Parties shall calculate the forecasted Conversion Cost Component for the upcoming Contract Year using the following methodology, and as set forth on Schedule 5.1(b):

[***]% of the Conversion Cost Component will be adjusted based on the percentage change in the baseline natural gas charge per MMBTU and the forecasted natural gas charge per MMBTU for the Contract Year;

[***]% of the Conversion Cost Component will be adjusted based on the percentage change in the baseline electricity charge per CKWH and the forecasted electricity charge per CKWH for the Contract Year;

[***]% of the Conversion Cost Component will be adjusted based on the percentage change in the baseline labor wage hourly rate and the forecasted labor wage hourly rate for the Contract Year;

[***]% of the Conversion Cost Component will be adjusted based on the percentage change in the baseline labor benefits hourly rate and the forecasted labor benefits hourly rate for the Contract Year;

[***]% of the Conversion Cost Component will be increased by [***]% compared to the baseline; and

[***]% of the Conversion Cost Component is fixed for the Term.

The sum of the above adjustments is the forecasted Conversion Cost Component for the upcoming Contract Year, calculated per Ton of Coke delivered by Seller, and shall invoiced monthly in accordance with Section 7.1.

(iii) Within thirty (30) days following the end of each Contract Year, the Parties shall calculate the actual Conversion Cost Component for the previous Contract Year using the same methodology as was used to calculate the forecasted Conversion Cost Component, and as set forth on Schedule 5.1(b), as follows:

The actual natural gas charge per MMBTU will be used instead of the forecasted natural gas charge per MMBTU.

The actual electricity charge per CKWH will be used instead of the forecasted electricity charge per CKWH.

The actual labor wage hourly rate will be used instead of the forecasted labor wage hourly rate.

The actual labor benefits hourly rate will be used instead of the forecasted labor benefits hourly rate.

With respect to the Inflation Indexed Component, the actual percentage change in the average annual value of the “PPI Commodity data for Final demand less foods and energy, not seasonally adjusted (WPUFD49104)” index compared to the previous Final annual average will be used instead of the [***] percent ([***]%). The Parties understand that the values for the last four (4) months will be the provisional values as of the January Bureau of Labor Statistics Report.

The sum of the above adjustments, along with the fixed component, is the actual Conversion Cost Component for the previous Contract Year, calculated per Ton of Coke delivered by Seller. If the actual Conversion Cost Component exceeds the forecasted Conversion Cost Component, the additional amount due shall be added to the next monthly invoice. If the actual Conversion Cost Component is less than the forecasted Conversion Cost Component, the amount due to Purchaser shall be credited to Purchaser on the next monthly invoice.

(iv) Starting on October 1, 2028, the Conversion Cost Component will be decreased by [***] ($[***]) per Ton delivered by Seller.

(c) Governmental Impositions. Contract Price shall include all Governmental Impositions without markup which Seller is not reasonably able to mitigate to the extent arising from routine performance pursuant to this Coke Purchase Agreement or any action or inaction by or on behalf of Purchaser or Cokenergy plus actual costs incurred by Seller in the course of such mitigation. For the avoidance of doubt, Purchaser shall not have any liability or obligation to pay any assessment, charge, impost, or levy, however denominated arising from alleged violations related to acts that occurred prior to the Execution Date, including any assessment, charge, impost, or levy, however denominated arising in connection with any failure to comply with Current Laws. The Parties shall reasonably cooperate in any attempts to mitigate Governmental Impositions.

5.2 Property Taxes. Personal and real property taxes shall be reimbursed by Purchaser after such amounts become due and are paid by Seller. Such property taxes shall be included as a line item addition to the monthly invoice the month following payment of such property taxes by Seller. With such invoice, Seller shall provide documentation related to its payment of such property taxes.

5.3 Certain Revenues. As part of the billing and invoicing procedures described herein in Article VII, during the term of this Coke Purchase Agreement, the Contract Price per Ton of Coke each month will be credited with the amount of actual net revenues realized by Seller from the sale of raw reclaimed undersized coke during the month. The amount of the credit will be determined by dividing the sales revenue during the month by the volume of Coke Plant production sold to Purchaser during the month (including rejected Coke sold to third parties and reduced by the volume of Coke wrongfully rejected by Purchaser under Section 3.4). No less than one hundred twenty (120) days prior to the beginning of each Contract Year, Purchaser shall inform Seller whether Purchaser will take the raw reclaimed undersized coke in the upcoming Contract Year, and any such raw reclaimed undersized coke will be priced at [***] ($[***]) per Ton.

5.4 Price Finality. For the avoidance of doubt, and without limiting anything herein:

(a) the Contract Price shall not increase or decrease notwithstanding the actual capital invested in the Coke Plant;

(b) the amounts paid by Purchaser pursuant to the Original Coke Purchase Agreement prior to the Effective Date have satisfied Purchaser’s liability, if any, for any residual value of the Coke Plant following expiration of the Original Coke Purchase Agreement and expiration or termination of this Coke Purchase Agreement;

(c) Purchaser shall in no event be obligated to contribute for any additional required capital expenditure, fines, assessment, charge, impost, or levy, however denominated, resulting from Seller’s failure to comply with Current Laws or Future Laws unless otherwise mutually agreed by the Parties; and

(d) The amounts paid by Purchaser pursuant to this Coke Purchase Agreement, including without limitation amounts paid pursuant to Article V, shall not be subject to revisions based on any current or future agreement between Seller and Cokenergy. Seller and Purchaser shall use commercially reasonable efforts to coordinate with Cokenergy in connection with Cokenergy’s operations that affect the Coke Plant.

5.5 Third Party Claims and Charges. Seller shall use commercial reasonable efforts to review amounts charged to Seller by third parties, including, without limitation, coal suppliers, contractors and coal transportation providers, that are then passed through to Purchaser pursuant to this Coke Purchase Agreement. Seller shall diligently pursue any claim it has against any such third party, and Purchaser shall only be credited back any amount recovered by Seller that was otherwise passed through to Purchaser.

ARTICLE VI.

Delivery and Shipment

6.1 Equal Daily Deliveries. Deliveries of Coke supplied under this Coke Purchase Agreement shall be in approximately equal daily increments during the relevant Contract Year period, taking in to account that delivery may be made, pursuant to Purchaser’s designation, (a) to the conveyor belting leading to Purchaser’s No. 7 Blast Furnace, (b) into railcars for subsequent delivery to Purchaser, (c) at Purchaser’s instruction in accordance with Article VIII hereof into a stockpile, or, (d) at Purchaser’s cost, to any other location designated by Purchaser.

6.2 Weights. All deliveries of Coke from the Coke Plant will be weighed by Seller’s belt scales. These weights shall govern and shall be used by Seller in invoicing the Coke delivered hereunder from the Coke Plant.

6.3 Title and Risk of Loss. Title and all risk of loss, damage or destruction with respect to the Coke sold hereunder will pass to Purchaser when such Coke has been delivered in accordance with Section 6.1 of this Coke Purchase Agreement.

ARTICLE VII.

Billing and Payment

7.1 Payment Terms and Invoicing. On the fifteenth (15th) day of each month, Seller shall transmit to Purchaser a single invoice reflecting (i) a provisional invoice amount due for the (a) Seller’s good faith estimate of Coke to be purchased by Purchaser during such month, and (b) the forecasted Conversion Cost Component and the estimated Coal Price Component based, in part, on the estimated Billing Yield for the Current Coal Blend; (ii) any final adjustments to the previous month’s provisional invoice amount; (iii) any deduction/credit for services provided to Seller by Purchaser during the previous month pursuant to the Services Agreement; and (iv) any other charges or credits to Purchaser due pursuant to this Coke Purchase Agreement. Such amount shall be due and payable in immediately available funds on the last business day of the month during which such invoice is transmitted to Purchaser; provided, that if the last business day of the month falls on the last day of a calendar quarter, such amount shall be due and payable in immediately available funds on the second-to-last business day of the month during which such invoice is transmitted to Purchaser. If the fifteenth (15th) day of any month falls on a weekend or federal holiday, Seller shall transmit such invoice to Purchaser on the following business day. The documents to be provided by Seller include the provisional invoice for the current month, the final invoice for the prior month, the breeze sale invoice (if any), the Billing Yield Monthly Excel file, the Monthly MR File Final Crit High Excel file, the Monthly Coal Blend Excel file, the Monthly Coal Quality Adjustments Excel file, any applicable Coal Survey Excel file, the IHO material balance Excel file, the Monthly COK Final Crit High Excel file, and the Monthly COK Provisional Crit High Excel file, and any such additional documentation the Parties shall agree is required. Upon notice of not less than sixty (60) days, Seller shall make reasonably requested changes to the form of invoice and shall provide reasonably requested supporting documentation.

All invoices shall be mailed by email to Purchaser at:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

With a copy to Purchaser at the address for notices to Purchaser as set forth in the Notices provisions of this Coke Purchase Agreement. Interest shall accrue at the rate of prime plus two percent (2%) as quoted by JPMorgan Chase Bank, National Association (the “Overdue Rate”) on any amounts payable by Purchaser to Seller pursuant to this Section 7.1 from the date such amount is determined to have been due through but excluding the date on which payment of such amount is made. Should Purchaser fail to take the Minimum Coke Purchase Requirement for any monthly period, Purchaser shall nonetheless be obligated to pay the Contract Price for Purchaser’s Minimum Coke Purchase Requirement for such monthly period, unless expressly provided otherwise herein.

7.2 No Set-Off. Unless an Event of Default on the part of Seller is continuing, the payment by Purchaser of amounts due under this Coke Purchase Agreement shall not be subject to any defense, counterclaim, recoupment, right of setoff or other condition of any nature whatsoever, except for the offset described in Section 7.1 of this Coke Purchase Agreement.

7.3 Extended Payment Terms During IH7 Reline Outage. If there is a reline of Purchaser’s No. 7 Blast Furnace during the Term, Seller will provide extended payment terms for up to [***] tons of Coke produced by Seller and delivered to Purchaser during Purchaser’s No. 7 Blast Furnace reline. Payment for one-fifth of such tonnage is due and payable on each of the last days of the five (5) successive months starting two (2) months after Purchaser’s No. 7 Blast Furnace is taken down for such reline.

ARTICLE VIII.

Stockpiled Coke

8.1 Right to Stockpile. In the event Purchaser is prevented from accepting shipments of Coke which it has purchased under this Coke Purchase Agreement, Purchaser shall have the right, upon eight (8) hours’ prior notice to Seller, to instruct Seller to stockpile the Coke at the Coke Plant (the “Stockpiled Coke”) as a result of general business conditions or other factors. Purchaser and Seller shall cooperate in scheduling the shipment of Stockpiled Coke and production Coke in order to reduce the volume of Stockpiled Coke in an orderly manner throughout the term of this Coke Purchase Agreement.

8.2 Weighing of Stockpiled Coke. The Stockpiled Coke shall not be rescreened by the Seller. Incident to stockpiling, such Coke will be weighed by the Seller on a belt scale that has been calibrated to the manufacturer’s specifications but not material tested (currently the “Old 5 Belt Scale”). In the event that the belt scale is unavailable, the weight of stockpiled Coke shall be determined by material-tested truck scales of a third party reasonably selected by Seller and approved by Purchaser (such approval not to be unreasonably withheld, conditioned, or delayed). However, if the weight of Stockpiled Coke reclaimed by the Purchaser, as measured by the Purchaser’s material-tested truck scales, differs from the Seller’s weight by more than [***] percent ([***]%) then the Purchaser’s weight shall control and be used to calculate the price of the Coke as set forth in Section 8.3 hereof. Purchaser’s material-tested truck scales shall be properly inspected and calibrated at intervals of not more than six (6) months. Upon reasonable request by Seller to Purchaser, Purchaser shall provide Seller with a certification or record of certification. Seller shall use commercially reasonable efforts to keep the Stockpiled Coke segregated from, and not commingled with, any Coke that was removed from production by the Seller.

8.3 Price of Stockpiled Coke. For all Stockpiled Coke (including any Coke stockpiled pursuant to Section 7.3), the Purchaser will pay an adjusted contract price (“Adjusted Contract Price”), which shall be determined by (a) first determining the Contract Price for the full measured weight of such Stockpiled Coke determined pursuant to Section 8.2 as though such Stockpiled Coke had not been stockpiled and (b) then subtracting a percentage equal to [***] percent ([***]%) attributable to an estimated amount of undersized coke contained within the Stockpiled Coke.

8.4 Payment. The Adjusted Contract Price shall be invoiced in the month that the Coke was stockpiled. The Purchaser shall use commercially reasonable efforts to reclaim the Stockpiled Coke within each monthly invoice period.

8.5 Loading and Transportation of Stockpiled Coke. The Purchaser shall be responsible for arranging for the loading, transport and delivery of the Stockpiled Coke and for all additional processing that may be necessary. The Purchaser shall reimburse Seller for the actual costs incurred by Seller in connection with the handling of such Coke.

8.6 Loss of Stockpiled Coke. The Parties hereby acknowledge and expect that some amount of Stockpiled Coke will be lost as a matter of course, incidental to handling and transportation. Any such loss of Stockpiled Coke will be borne by the Purchaser. In reclaiming Stockpiled Coke, it is understood that there will be no guarantee of the specification regarding moisture. Additionally, if such Stockpiled Coke is blended with freshly produced Coke, there will be no guarantee of the specification regarding moisture.

ARTICLE IX.

Events of Default

Each of the events described in Sections 9.1 through 9.4 (whether voluntary or involuntary or brought about or effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall be an event of default (“Event of Default”) under this Coke Purchase Agreement:

9.1 Purchaser’s Failure to Take or Pay. With respect to Purchaser, the failure of Purchaser to:

(a) make any payment required of Purchaser under this Coke Purchase Agreement, which failure is not cured or remedied within five (5) days of written notice of same given by Seller; or

(b) take or otherwise physically accept delivery of Coke in accordance with this Coke Purchase Agreement, which failure is not cured or remedied within five (5) days of written notice of same given by Seller; provided, however, that any failure of Purchaser described by this Section 9.1 shall not constitute an Event of Default if:

(i) Purchaser has instituted corrective action within such five (5) day period that is reasonably likely to produce a cure or remedy of such failure; and

(ii) Purchaser diligently pursues such action until such failure is corrected, cured or remedied, but in all events not more than thirty (30) days from the date of the written notice of such failure.

9.2 Seller’s Failure to Deliver. With respect to Seller, the unexcused failure of Seller to deliver Coke in accordance with this Coke Purchase Agreement, which failure has not been corrected, cured, or remedied within five (5) days after written notice of such failure has been received by Seller; provided, however, that any failure of Seller described by this Section 9.2 shall not constitute an Event of Default if:

(a) Seller has instituted corrective action acceptable to Purchaser within such five (5) day period that is reasonably likely to produce a cure or remedy of such failure; and

(b) Seller diligently pursues such action until such failure is corrected, cured or remedied, but in all events not more than thirty (30) days from the date of the written notice of such failure.

9.3 Insolvency or Bankruptcy of Purchaser or Seller. If the Purchaser or Seller shall:

(a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property;

(b) make a general assignment for the benefit of its creditors;

(c) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect);

(d) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts;

(e) take any action for the purpose of effecting any of the foregoing; or

(f) be a party in a proceeding or case shall be commenced against Purchaser or Seller, as the case may be, without the application or consent of the Purchaser or Seller, as the case may be, in any court of competent jurisdiction, seeking:

(i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts;

(ii) the appointment of a trustees receiver, custodian, liquidator or the like of Seller or Purchaser, as the case may be, of all or any substantial part of its assets; or

(iii) similar relief in respect of the Purchaser under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts,

and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against Seller or Purchaser, as the case may be, shall be entered in an involuntary case under the Bankruptcy Code; or

9.4 Failure to Perform Covenants, Etc. With respect to either Party, any breach in the due performance or observance of, or compliance with, any other agreement, covenant or provision hereof, which breach has not been corrected, cured or remedied within sixty (60) days after written notice of such breach has been given to the breaching Party by the non-breaching Party.

9.5 Termination for Breach. Except as otherwise provided herein, upon the occurrence of any Event of Default, that remains uncured or uncorrected and unremedied for the respective periods described in Sections 9.1 through 9.4 hereof, this Coke Purchase Agreement may be terminated at the option of the non-defaulting Party immediately upon the giving of written notice of termination to the Party in default. The ability of the non-breaching Party to terminate this Coke Purchase Agreement will be in addition to any other remedies such Party may otherwise be allowed by law, or under this Coke Purchase Agreement. No such termination shall release either Party from any obligations that may have accrued with respect to this Coke Purchase Agreement prior to such termination.

ARTICLE X.

Force Majeure and Compliance with Laws

10.1 Force Majeure. Neither Party will be responsible for any failure to perform, caused in whole or in part by unforeseeable causes beyond the control and without the fault or negligence of the Party affected thereby, including: acts of God, acts of the public enemy, Pandemic, insurrections, riots, strikes, lockouts, labor disputes, labor or material shortages, floods, interruptions to transportation, embargoes, acts of military authorities, or other causes of a similar nature which wholly or partly prevent the production, delivery or transportation of Coke by the Seller, or the receiving, accepting and/or utilizing of the Coke by the Purchaser (“Force Majeure”). The Party so prevented from complying will give prompt written notice to the other Party of the nature and probable duration of such Force Majeure, and of the extent of its effects on such party’s performance hereunder; provided, however, that equipment failures of any kind caused primarily as a result of ordinary wear and tear or routine use over an extended period shall not be deemed an event of Force Majeure for purposes of this Coke Purchase Agreement.

Each Party will, in the event it experiences a Force Majeure event, make all reasonable efforts to remove such disability as soon as possible (except for labor disputes which will be solely within said Party’s discretion), and once the disability is removed this Coke Purchase Agreement will be reinstated. During any period of Force Majeure related to Purchaser’s No. 7 Blast Furnace at its Indiana Harbor Works facility, Purchaser will use best efforts to utilize Coke from Seller’s Coke Plant to fulfill Purchaser’s Coke requirements to supply Purchaser’s other Indiana Harbor Works blast furnaces, to the extent then operating, before using any other source of coke. During any period of Force Majeure relating to Seller’s Coke Plant, all production of Coke from the Coke Plant, up to Purchaser’s maximum take and pay obligation, will be supplied to Purchaser before any Coke from Seller’s Coke Plant may be sold to third parties.

10.2 Special Excuse for Nonperformance by Purchaser. Purchaser’s obligation to purchase the Coke produced by the Coke Plant will be further qualified by the need (if any), during the term of this Coke Purchase Agreement, to reline Purchaser’s No.7 Blast Furnace; provided that: (i) in order to be entitled to claim the benefit of this Section 10.2, Purchaser must furnish written notice to Seller at least one (1) year in advance of any contemplated relining of Purchaser’s Blast Furnace No. 7, and such written notice must specify the probable duration of such relining, (ii) the period for which Purchaser’s obligation to take and pay for the Coke produced by the Coke Plant will be excused shall in no event exceed five (5) months, and (iii) Purchaser will use its best efforts to utilize the Coke produced by the Coke Plant in Purchaser’s other Indiana Harbor Works blast furnaces, to the extent then operating. At least two (2) weeks prior to the completion of any relining of Purchaser’s No. 7 Blast Furnace, Purchaser shall notify Seller in writing as to Purchaser’s intended date of restart of operations at its No. 7 Blast Furnace, so that this Coke Purchase Agreement may be reinstated at the appropriate time. Purchaser will promptly inform Seller in writing in the event of any changes reasonably likely to delay Purchaser’s intended date of restart of operations at its No. 7 Blast Furnace by more than five (5) days.

10.3 Special Excuses for Nonperformance by Seller. Seller’s obligations to meet the Minimum Coke Purchase Requirement and Weekly Delivery Rate will be further qualified by any action or inaction of Purchaser or Cokenergy to the extent such action or inaction prevents or materially hinders Seller’s ability to meet either or both such obligations.

10.4 Major Fire or Explosion. Immediately following any major fire or explosion that Purchaser reasonably believes will render it wholly incapable of receiving, accepting and/or utilizing Coke at Purchaser’s No. 7 Blast Furnace for a period of at least thirty (30) days duration, Purchaser will furnish Seller with a written notice containing a description of such fire or explosion, together with Purchaser’s reasonable good faith estimate of the duration of its inability to accept or utilize Coke at Purchaser’s No. 7 Blast Furnace. In such written notice to Seller, Purchaser may elect to reduce the Minimum Coke Purchase Requirement by up to one-third (1/3) during the period that Purchaser is wholly incapable of receiving, accepting and/or utilizing Coke at Purchaser’s No. 7 Blast Furnace and the additional period referred to in Section 10.4(d) (these two periods together being the “Fire/Explosion Period”). During the Fire/Explosion Period:

(a) Production of Coke from the Coke Plant shall be set at a level to include:

(i) the reduced Minimum Purchase Requirement requested by Purchaser pursuant to this Section 10.4;

(ii) Seller’s pre-existing sales contract amounts; and

(iii) additional amounts requested by Seller, to the extent such additional amounts are approved by Purchaser;

(b) Purchaser will accept delivery of the reduced Tonnages of Coke it has agreed to take during the Fire/Explosion Period and Purchaser may elect to have Seller resell such purchased Coke to others on Purchaser’s behalf in accordance with Section 3.5 of this Coke Purchase Agreement;

(c) Purchaser will pay to Seller an amount equal to the product of the Conversion Cost Component adjusted for any variable operating costs that Parties mutually agree can be saved as a result of the reduced production, multiplied by the difference between: the Minimum Coke Purchase Requirement (calculated on a daily basis and unadjusted by this Section l0.4) and the actual level of Coke Plant production during the Fire/Explosion Period; and

(d) Purchaser shall notify Seller in writing as to Purchaser’s intended date of restart of operations at its No. 7 Blast Furnace and, at Purchaser’s election, Purchaser may continue to take Coke at the reduced level for so long as is necessary for Purchaser to utilize stockpiles of Coke accumulated solely as a result of any major fire or explosion described by this Section

10.4. During any such period of continued reduced taking of Coke by Purchaser, Seller will continue to collect from Purchaser the amount described by Section 10.4(c).

10.5 Compliance with Current Laws. Neither Purchaser nor Seller shall be excused from its performance obligations under this Coke Purchase Agreement by its failure to comply with Current Laws or by the shutdown or curtailment of its facilities resulting from non-compliance with Current Laws. For the avoidance of doubt, and without limiting the foregoing, the obligation of Seller to meet the Minimum Coke Purchase Requirement will not be affected by Seller’s compliance with Current Laws except to the extent arising from any action or inaction by or on behalf of Purchaser or Cokenergy.

10.6 Compliance with Future Laws. While neither Seller nor Purchaser knows of any Future Laws that may result in the need for a shutdown or curtailment of its facility, if EPA or IDEM orders shutdown or curtailment of either facility as a result of Future Laws, the affected Party will promptly provide written notice to the other Party and will reasonably cooperate with the other Party to obtain relief from such order, and will work to reach a resolution that will prevent shutdown or curtailment of its operations. Liquidated damages or default will not be assigned to or imposed upon the affected Party for such shutdown or curtailment only if such order results solely from the (i) inability or (ii) magnitude of the incremental costs, to comply with Future Laws.

If, as a result of Future Laws, Seller must invest additional capital in the Coke Plant, the Parties will either (i) mutually agree to continue operating, with mutually agreed upon adjustments to the equipment, implementation schedule and Contract Price and/or other terms and conditions of this Coke Purchase Agreement, or (ii) if the parties fail to mutually agree upon the proposed adjustments, the Parties will terminate this Coke Purchase Agreement by an agreed-upon date.

ARTICLE XI.

Arbitration

11.1 Interpretation and Dispute Resolution. Should any claim or cause of action arise out of or relate to this Coke Purchase Agreement, the Parties shall first convene a meeting of the Parties’ management in order to attempt in good faith to resolve such matter. In the event that the matter is not resolved within forty five (45) days after either Party notifies the other of the matter, the matter shall be settled by binding arbitration as set forth in this Article XI.

Any claim or controversy between the parties hereto arising out of or relating to this Coke Purchase Agreement or the breach thereof shall be settled by arbitration in Chicago pursuant to the terms of the United States Arbitration Act, or failing federal jurisdiction, the law of the State of Indiana excluding choice of law rules.

The arbitration shall be before a panel of three (3) arbitrators. Each Party shall appoint one of the three arbitrators within forty-five (45) days from receipt of notice of intent to arbitrate. The third arbitrator shall be chosen by the two Party-chosen arbitrators.

The arbitration award by the arbitrators shall be final and binding, and may include costs, including reasonable attorney’s fees. The Parties hereby submit themselves to the jurisdiction of federal and state courts located in Cuyahoga County, Ohio for all matters relating to any arbitration hereunder. These courts as well as any other court of competent jurisdiction, shall have jurisdiction with respect to the enforcement of any arbitrable award and all other matters relating to any arbitration hereunder.

Any arbitration hereunder shall be conducted in accordance with the rules of the American Arbitration Association, unless otherwise agreed by the Parties hereto.

Upon settlement of a dispute or arbitration award, if it is determined that an amount is due from one Party to the other, then such amount will promptly be paid to the Party to whom it is due in addition to interest on any such amount accrued form the date such amount is determined to have been due through but excluding the date on which payment of such amount is made, at the Overdue Rate, as of the date such amount is determined to have been due.

ARTICLE XII.

Warranties

12.1 Title. Seller warrants that, at the time of delivery of the Coke, Seller shall have good title and full right and authority to transfer such Coke to Purchaser and that the title conveyed shall be good and its transfer shall be rightful and that such Coke shall be delivered free from any security interest or other lien or encumbrance.

12.2 Quality. Seller warrants that the Coke purchased by Purchaser hereunder shall conform to the coke quality specifications set forth in Schedule 4.1.

12.3 Limitation of Warranties. THE FOREGOING WARRANTIES IN THIS ARTICLE XII ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR IMPLIED OR IN FACT OR IN LAW, AND WHETHER BASED ON STATUTE, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. THE WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED AND DISCLAIMED. WITH RESPECT TO THE COKE, PURCHASER’S EXCLUSIVE REMEDY FOR BREACH OF THE WARRANTIES SHALL BE LIMITED TO A REFUND OF THE PURCHASE PRICE OR REPLACEMENT OF ALL NONCONFORMING COKE SHOWN TO BE OTHERWISE THAN AS WARRANTED OR DEFICIENT IN QUALITY.

12.4 Suitability. The determination of suitability of the Coke for the use contemplated by Purchaser is the sole responsibility of the Purchaser, and Seller shall have no responsibility in connection therewith.

ARTICLE XIII.

Miscellaneous

13.1 Capital Investment. Seller has invested or will invest sufficient capital in the Coke Plant to provide service during the Term of this Coke Purchase Agreement such that the Coke Plant will produce at least [***] ([***]) Tons of Coke for each Contract Year meeting the Coke Quality Specifications at the Contract Price. Prior to the beginning of each Contract Year that begins on or after January 1, 2024, for informational purposes only, Seller will provide Purchaser with annual reports regarding oven condition and repair plans for the next Contract Year. If the Coke Plant produces less than (i) [***] ([***]) Tons of Coke in any of Contract Years 2024 through 2034, or (ii) [***] ([***]) Tons of Coke in Contract Year 2035 (in either case, other than as a result of compliance with Future Laws, a Force Majeure event, or any action or inaction by Purchaser or Cokenergy), then the Contract Price for all Tonnage delivered during such Contract Year will be reduced by [***] dollars ($[***]) per Ton of Coke.

13.2 No Violation; Collective Bargaining Agreements. Purchaser and Seller each warrant that this Coke Purchase Agreement is not inconsistent with any existing respective legal or contractual obligations of such Party, including, without limitation, any court orders, administrative agency orders or arbitration awards, or any agreements between such Party and that Party’s employees or third parties, including any collective bargaining agreement(s) by which such Party may be bound. Purchaser and Seller each expressly represent and warrant that it is not a responsible party to any collective bargaining agreement that would, if complied with by such Party or if sought to be enforced by another party, prevent Seller from realizing the benefits of this Coke Purchase Agreement or prevent Seller from exercising operational control of the Coke Plant to the fullest extent possible under the terms of this Coke Purchase Agreement. Purchaser shall not enter into any collective bargaining agreements or other agreements addressed directly or indirectly to the operation of the Coke Plant, or which would have a consequential impact on the operation of the Coke Plant, adverse to the interests of Seller under this Coke Purchase Agreement.

13.3 Notices. All notices, requests and demands to or upon the respective Parties hereto to be effective shall be in writing, by email, by facsimile, by overnight courier or by certified mail, and shall be deemed to have been duly given or made upon:

(a) confirmation of receipt of the email or document;

(b) one (1) business day after being sent by overnight courier; or

(c) four (4) business days after being sent in the United States certified mail, postage prepaid and return receipt requested.

Such communications shall be addressed and directed to the Parties listed below (except where this Coke Purchase Agreement expressly provides that it be directed to another) as follows, or to such other address or recipient for a Party as may be hereafter notified by such Party hereunder:

If to Cleveland-Cliffs Steel LLC:

Cleveland-Cliffs Steel LLC

3210 Watling Street

East Chicago, Indiana 46312

Attention: Procurement

and by Email to: [***]; and

      [***]

With a copy to:

Cleveland-Cliffs Inc.

200 Public Square, Suite 3300

Cleveland, OH 44114-2315

Attention: General Counsel

and by Email to: [***]

If to Indiana Harbor Coke Company, L.P.:

Indiana Harbor Coke Company, L.P.

c/o SunCoke Energy, Inc.

1011 Warrenville Road, Suite 600

Lisle, IL 60532

Attention: Vice President of Commercial Operations

Email: [***]; [***]

With a copy to:

Indiana Harbor Coke Company, L.P.

c/o SunCoke Energy, Inc.

1011 Warrenville Road, Suite 600

Lisle, IL 60532

Attention: Legal Department

Email: [***]; [***]

13.4 No Special Damages; Governing Law. NEITHER SELLER NOR PURCHASER NOR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES FOR BREACH OF ANY WARRANTY OR OTHERWISE. NOTHING HEREIN SHALL LIMIT EITHER PURCHASER’S LIABILITY TO SELLER TO TAKE AND PAY FOR COKE DELIVERED IN ACCORDANCE WITH THIS COKE PURCHASE AGREEMENT, OR SELLER’S OBLIGATION TO PURCHASER TO DELIVER COKE IN ACCORDANCE WITH THIS COKE PURCHASE AGREEMENT. THIS COKE PURCHASE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS, AND THE RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

13.5 Counterparts. This Coke Purchase Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

13.6 Severability. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof.

13.7 Entire Agreement. This Coke Purchase Agreement and the Related Agreements constitute the entire agreement and supersedes any and all other agreements, oral or written, between the Parties hereto, in respect of the subject matter of this Coke Purchase Agreement and embodies the entire understanding of the Parties with respect to the subject matter hereof. For the avoidance of doubt, the terms and provisions of each of the Related Agreements shall be deemed to continue and apply (a) for the duration of the Term and any additional term of this Coke Purchase Agreement and (b) in the case of terms and provisions of the Primary Ground Lease and the Environmental Indemnity Agreement that survive termination of this Coke Purchase Agreement, until such date as the Parties, acting reasonably, may mutually agree to terminate such surviving terms and provisions; provided that any reference to “Coke Purchase Agreement” in the Related Agreements shall be deemed to be a reference to this Coke Purchase Agreement. In the event of any conflict between the terms of this Coke Purchase Agreement and a term within one of the Related Agreements, the terms of this Coke Purchase Agreement shall control.

13.8 Captions. The captions at the beginning of each of the numbered Sections and Articles herein are for reference purposes only and will have no legal force or effect. Such captions will not be considered a part of this Coke Purchase Agreement for purposes of interpreting, construing or applying this Coke Purchase Agreement and will not define, limit, extend, explain or describe the scope or extent of this Coke Purchase Agreement or any of its terms and conditions.

13.9 Amendment. This Coke Purchase Agreement shall not be amended or modified except by an instrument in writing executed by both Parties to this Coke Purchase Agreement as of the effective date of such amendment.

13.10 Independent Contractors. This Coke Purchase Agreement shall not constitute either Party the partner, legal representative or agent of the other, nor shall either Party have the right or authority to assume, create or incur any liability or any obligation of any kind implied, against or in the name or on behalf of the other.

13.11 Waivers and Remedies. The failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Coke Purchase Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect. Except as otherwise expressly limited in this Coke Purchase Agreement, all remedies under this Coke Purchase Agreement shall be cumulative and in addition to every other remedy provided for herein or by law.

13.12 Confidentiality. Each Party and its Affiliates shall keep all information provided by one Party to the other, including this Agreement and the Related Agreements, and the terms thereof (including the Contract Price) strictly confidential and will not disclose any such information to any third party; provided, however, (i) Seller may disclose this Agreement to existing and prospective investors in, and lenders to, Seller subject to Purchaser’s approval of terms and conditions in respect of the confidentiality of such disclosure, which approval shall not be unreasonably withheld, conditioned or delayed by Purchaser; (ii) if either Party becomes legally required (by oral questions, interrogatories, request for information or documents, orders issued by any Governmental Authority, or any other process) to disclose such information, such Party will give prior notice to the other Party of the requirement and the terms thereof and shall cooperate with the other Party to minimize the disclosure of the information, seek a protective order or other appropriate remedy, and if such protective order or other remedy is not obtained, then such Party will furnish only that portion of such information that it is legally required to furnish; and (iii) either Party may disclose this Agreement and the terms hereof (A) to its directors, officers, employees, agents, representatives, consultants, accountants, auditors, attorneys and advisors who have a need to know such information and have agreed to treat such information in a manner consistent with this Section 3.12, and (B) to the extent that such disclosure is required under the Securities Act of 1933, the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder, or by the rules of any applicable securities exchange. Notwithstanding the foregoing, this Section 13.12 shall not apply to such information that was (x) previously known by the Party receiving such information without obligation of confidentiality, (y) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving Party, or (z) later acquired by such receiving Party, without obligation of confidentiality, from another source not having an obligation of confidentiality to the disclosing Party.

13.13 Essence of Time. Time is of the essence in this Coke Purchase Agreement and in each and all of the provisions hereof, but the time for any act or performance required hereunder may be extended by written mutual agreement of the Parties or by a written waiver by the Party to which such act or performance is promised.

13.14 Assignability. Neither Purchaser nor Seller shall, without prior written consent of the other first had and obtained, assign any of its rights or obligations under this Coke Purchase Agreement.

13.15 Audit of Records. Purchaser and Seller or their auditing representatives may, upon at least forty-eight (48) hours’ prior written notice and during normal working hours, audit the other Party’s records relating to weights, volumes, and quality, of Coke, and prices of coal purchased by Seller, and to verify any and all amounts paid or payable by Purchaser to Seller or by Seller to Purchaser under this Coke Purchase Agreement (including matters set forth in Article V).

13.16 Insurance. Seller shall have and maintain the policies set forth in this Section 13.16. All policies, endorsements, certificates, and/or binders shall be subject to approval by Purchaser as to form and content (such approval not to be unreasonably withheld, conditioned or delayed). These requirements are subject to amendment or waiver only if so approved in writing by Purchaser (such approval not to be unreasonably withheld, conditioned or delayed). A lapse in any required insurance coverage during the term of this Coke Purchase Agreement, which lapse is not disputed in good faith by Seller, shall be a breach of this Coke Purchase Agreement; provided that, for the avoidance of doubt, good faith claims denials or other coverage denials asserted by an insurer (including denials based on an assertion that such coverage has lapsed, which assertion Seller disputes in good faith) shall not constitute a lapse in coverage for purposes of this Coke Purchase Agreement. Each required policy shall be occurrence coverage basis and provide a subrogation waiver in favor of Purchaser and affiliated Cliffs entities, and shall be primary and non-contributory. This insurance shall include Purchaser and its affiliated Cliffs entities as additional insureds with respect to claims arising out of operation performed pursuant to or incidental to this Coke Purchase Agreement (except for Workers’ Compensation) using both ISO Forms CG 20 10 10 01 and CG 20 37 10 01 with respect to claims arising out of operations performed pursuant to or incidental to this Coke Purchase agreement, whether by Seller or its subcontractors.

(a)

Property Insurance. Seller shall maintain “all risk” property insurance for all property owned or leased covering (i) replacement costs of the building, (ii) replacement cost of all alternations, additions, partitions and improvements installed or placed on the property, and (iii) the replacement costs of all of the personal property contained within the premises or on the property.

(b)

Commercial General and Umbrella Liability Insurance. Seller shall maintain Commercial General Liability, and, if necessary to satisfy the limits set forth herein, Umbrella Liability insurance with a limit of not less than five million dollars ($5,000,000) per occurrence. Such insurance shall be written on ISO occurrence form CG 00 01 04 13 or its equivalent including coverage for liability arising from premise, operations, independent contractors, products-completed operations, personal injury and liability assumed under an insured contract.

(c)

Commercial Auto Liability Insurance. Seller shall maintain Commercial Auto Liability insurance, and, if necessary to satisfy the limits set forth herein, Umbrella Liability insurance with a limit of not less than two million dollars ($2,000,000) combined single limit per accident.

(d)

Workers’ Compensation and Employer Liability Insurance. Seller shall maintain Workers’ Compensation and Employer Liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence.

(e)

Environmental/Pollution Liability: Seller will procure Environmental / Pollution Liability Insurance including coverage for sudden and non-sudden emission, release, seepage or escape of irritants, contaminants or pollutants into or upon land, the atmosphere or any water course or body of water. Insurance shall include coverage for (1) bodily injury including sickness, disease, mental anguish, shock, death and medical monitoring costs, (2) property damage including physical damage, diminution in value, natural resources damages and loss of use, (3) clean-up costs including costs related to analyzing, monitoring, remedying or clean-up of any released or escaped substance which has caused or could cause if not cleaned-up environmental impairment (4) pollution incidents associated with transportation, loading and unloading of materials or waste, (5) non-owned disposal sites coverage and (6) all associated legal defense costs. The policy shall be claims made-based with the minimum required insurance coverages being $2,000,000 per occurrence. The policy shall provide continuous coverage or an extended discovery period so long as Seller maintains such coverage until the termination or expiration of the Agreement.

Seller shall furnish Purchaser certificates of the insurance required under this Section 13.16, which shall be with companies and in form reasonably satisfactory to Purchaser. The required policies of insurance shall not have deductibles or self-insured retentions which are greater than $1,000,000, unless approved in writing by Purchaser. Purchaser shall be provided thirty (30) days’ written notice prior to cancellation or nonrenewal of any coverages. The above insurance requirements are at Seller’s sole expense minimum requirements, in US dollars and shall not limit Seller’s liability to Purchaser in any manner. Certificates evidencing the insurance required herein shall be a condition precedent to Purchaser’s obligation to make payments to Seller. Acceptance of a nonconforming certificate of insurance by Purchaser shall not constitute a waiver of any rights of the Indemnitees under this order. Seller shall provide supporting documentation as reasonably requested by Purchaser.

Seller shall be a member, and shall require any subcontractors performing services at the Indiana Harbor Works facility to be members, of ISNetworld (or equivalent, subject to mutual approval) with a grade of C or higher. All certificates of insurance shall be submitted via ISNet or as otherwise directed by Purchaser.

13.17 Amendment to Primary Ground Lease. The Primary Ground Lease is hereby amended by striking Section 9.2(b) thereof in its entirety and replacing the same with the following language:

“(b) In the event that after one (1) year of the expiration or earlier termination of this Lease, the Cokenergy Lease is still in existence, Lessee shall remove the Coke Plant to the top of the concrete slab foundation within twelve (12) months of the expiration or earlier termination of the Cokenergy Lease.”

[COUNTERPART SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Coke Purchase Agreement to be executed by their respective duly authorized officers, as of the date first above written.

CLEVELAND-CLIFFS STEEL LLC

By:	/s/ Keith Koci
Name: Keith Koci
Title: Executive Vice President & President

INDIANA HARBOR COKE COMPANY, L.P.

By:	Indiana Harbor Coke Company, its General Partner

By:	/s/ Mike Hardesty
Name: Mike Hardesty
Title: Sr. Vice President

[Signature Page to IHO Second AR Coke Purchase Agreement]

Schedule 4.1 to the Coke Purchase Agreement

Coke Quality Specifications

	PRICE INCREASE RANGE	MINIMUM VALUE	AVERAGE	MAXIMUM VALUE	PRICE DECREASE RANGE	REJECT VALUE
Ash – Dry Basis* (%)	<[***]	[***]	[***]	[***]	>[***]	Greater than or equal to ≥ [***]

Stability – Index*	>[***]	[***]	[***]	[***]	<[***]	Less than or equal to ≤ [***]

Mean Size (mm)	[***]	[***]	[***]	[***]	[***]	Less than or equal to ≤ [***]

Moisture (k)	[***]-[***]	[***]	[***]	[***]	>[***]	Greater than > [***]

Alkalies* (%)	[***]	[***]	[***]	[***]	[***]	Greater than or equal to ≥ [***]

Phosphorus* (%)	[***]	[***]	[***]	[***]	[***]	Greater than or equal to ≥ [***]

Sulfur – Dry Basis* (%)	[***]	[***]	[***]	[***]	[***]	Greater than or equal to ≥[***]

CSR – Index*	>[***]	[***]	[***]	[***]	<[***]	Less than < [***]

Size <[***]” (%)	<[***]	[***]	[***]	[***]	>[***]	Greater than > [***]

Size >[***]” (%)	[***]	[***]	[***]	[***]	[***]	Greater than > [***]

Volatile Matter –	[***]	[***]	[***]	[***]	[***]	Greater than > [***]

Dry Basis (%)

Bulk Density (lbs/ft3)	[***]	[***]	[***]	[***]	[***]	Greater than > [***]

*	Coal blend related

The quality requirements may be revised so long as the requirements remain within the capability of the Coke Plant and are mutually agreed upon by Seller and Purchaser. In the event that the Coal Committee selects a coal blend that requires setting an adjusted Coke Quality Specification, all pricing premiums and penalties shall be applied per Section 4.8 to the adjusted Coke Quality Specification.

Schedule 4.8 to the Coke Purchase Agreement

Coke Quality Price Adjustments

PARAMETER	PRICE INCREASE FACTOR	PRICE DECREASE FACTOR

CSR	If CSR greater than or equal to	If CSR less than or equal to ≤
	≥ [***] (no premium at [***])	[***] (no penalty at [***])
	Price [(CSR – [***]) x [***]]	Price [- ([***] – CSR) x
	Ex: CSR = [***]	[***]]
	$[***]* [([***] – [***]) x	Ex: CSR = [***]
	[***]] = $[***]/NT	$[***] [- ([***] – [***]) x
[***]] = — $[***]/NT

MOISTURE	If Moisture less than < [***]% (no premium at [***]%) Price [- (Moisture % — [***]%) x [***]]	If Moisture greater than > [***]% (no penalty at [***]%) Price [- (Moisture % — [***]%) x [***]]
	Ex: Moisture = [***]% $[***] [- ([***]% — [***]%) x [***]] = $[***]/NT	Ex: Moisture = [***]% $[***] [- ([***]% – [***]%) x [***]] =—$[***]/NT

SULFUR	[***]	[***]

ASH	If Ash less than or equal to ≤	If Ash greater than or equal
	[***]%	to ≥ [***]% (no penalty at
	(no premium at [***]%)	[***]%)
	Price [([***]% — Ash %) x [***]]	Price [- (Ash% — [***]%) x [***]]
Ex: Ash = [***]%
	$[***] [([***]% — [***]%) x [***]]	Ex: Ash = [***]%
	= $[***]/NT	$[***] [- ([***]% — [***]%) x [***]] =—$[***]/NT

STABILITY	If Stability greater than or equal	If Stability less than or equal
	to ≥ [***]] (no premium at [***])	to ≤ [***] (no penalty at [***]])
	Price [(Stability – [***]) x	Price [- ([***] – Stability) x
	[***]]	[***]]
	Ex: Stability = [***]	Ex: Stability = [***]
	$[***] [([***]–[***]) x [***]]	$[***] [- ([***] – [***]) x
	= $[***]/NT	[***]] = — $[***]/NT

PHOSPHORUS	[***]	[***]

MEAN SIZE	[***]	[***]

SIZE <[***]”	If Size <[***]” is less than or equal to ≤ [***]% (no premium at [***]%) Price [([***]% — Size <[***]”) x [***]] Ex: Size <[***]” = [***]% $[***] [([***]% — [***]%) x [***]] = $[***]/NT	If Size <[***]” is greater than or equal to ≥ [***]% (no penalty at [***]%) Price [- (Size <[***]” – [***]%) x [***]] Ex: Size <[***]” = [***]% $[***] [- ([***]% — [***]%) x [***]] =—$[***]/NT

Notes:

*

For purposes of the examples in the above Schedule 4.8, (a) $[***] is used as the price per ton of coke for purposes of the example calculations only, and (b) NT equals the per Ton coke quality price adjustment for the applicable parameter.

Schedule 5.1(a)(1) to Coke Purchase Agreement

Billing Yield Adjustments

“Billing Yield” means the screened Coke yield standard used to convert coal price to coke cost pursuant to Section 5.1(a) of the Coke Purchase Agreement.

Base Billing Yield is fixed at [***]% (based on a coal blend with a moisture content of [***]% and a volatile matter content of [***]%). The Parties will not perform any yield tests during the Term.

The Contractual Coke Moisture is fixed at [***]%.

To calculate the Billing Yield each month, the Base Billing Yield will be adjusted for any change in the coal blends during such month to reflect the weighted average moisture and weighted average volatile matter percentage of the coal blend(s) charged during such month (the “Current Coal Blend”).

First, the Base Billing Yield shall be adjusted to a “dry” basis using the contractual coke moisture and the moisture content of the coal blend used to calculate Base Billing Yield (the “Dry Basis Base Billing Yield”).

Second, the Dry Basis Base Billing Yield shall be adjusted by calculating the difference between volatile matter of the coal blend used to calculate the Base Billing Yield and the volatile matter content of the Current Coal Blend (where if the volatile matter content of the coal blend used to calculate the Base Billing Yield is greater than the volatile matter content of the Current Coal Blend, the number shall be positive and, where if the volatile matter content of the coal blend used to calculate the Base Billing Yield is less than the volatile matter content of the Current Coal Blend, the number shall be negative) and adding it to the Dry Basis Base Billing Yield (the “Dry Basis Billing Yield”).

Third, the Dry Basis Billing Yield shall be adjusted to a “wet” basis using the contractual coke moisture and the moisture content of the Current Coal Blend.

The resulting percentage shall be the Billing Yield for the Current Coal Blend.

[example on following page]

The following is an example calculation of the Billing Yield for the Current Coal Blend using the agreed Base Billing Yield and a hypothetical Current Coal Blend:

Base Billing Yield = [***]% (A) (based on a coal blend with a moisture content of [***]% (B) and a volatile matter content of [***]% (C))

Current Coal Blend = Coal blend(s) charged during the month with a weighted average moisture content of [***]% (D) and a weighted average volatile matter content of [***]% (E).

Contractual Coke Moisture = [***]% (F)

		Percent	Comments

	Base Billing Yield	[***]%	[***]% moisture content [***]% volatile matter content

(G)	Dry Basis Base Billing Yield	[***]%	Adjusted using the moisture content of Base Billing Yield. (A) x [([***] — (F))/([***] — (B))] [***] * [([***] — [***])/([***]— [***])]

(H)	Change in Volatile Matter Content	[***]%	VM content of Base Billing Yield less the VM content of the Current Coal Blend (C) — (E) [***]% — [***]% = [***]%

(I)	Dry Basis Billing Yield	[***]%	(G) + (H) [***]% + [***]% = [***]%

Billing Yield for the Current Coal Blend:		[***]%	The Dry Basis Billing Yield adjusted back to a wet basis using the moisture content of the Current Coal Blend (I) x [([***] — (D))/( [***] — (F))] [***]% x [([***] — [***])/([***] — [***])] = [***]%

Schedule 5.1(a)(2) to Coke Purchase Agreement

Lake Terminal Coal Handling Price Adjustment

The Lake Terminal coal handling rate shall be adjusted on an annual basis effective July 1 of each year starting July 1, 2023.

The Lake Terminal coal handling rate is divided into fixed and variable costs in percentage weights as follows:

COMPONENT	$/ TON	COMPONENT WEIGHT	ESCALATION INDEX NAME & NUMBER	INDEX BASE 7/1/2022

Fixed Cost	[***]	[***]

Variable Costs

Labor	[***]	[***]	Wage Rate (straight time) and Fringe Benefits for Plant Operators per Collective Bargaining Agreement between International Union of Operating Engineers, Local 150 and SXCP affiliate	[***]

Fuel	[***]	[***]	#2 Diesel Fuel 0573-03 (PPI) from Bureau of Labor Statistics	[***]

Materials	[***]	[***]	PPILFE (Less fuels and energy) from Bureau of Labor Statistics	[***]

Total Variable Costs	[***]	[***]

Base Price	[***]	[***]

The Lake Terminal coal handling rate shall be adjusted on in the following manner:

(1) The Fixed Cost component shall not be adjusted

(2) The Variable Cost components shall be adjusted on an annual basis in respect of changes in the index applicable to the weighted percentages of the respective cost component.

(3) Adjustments to the Variable Cost components shall be made applicable to coal delivered to the Lake Terminal on or after July 1 of each year.

(4) Each variable cost component shall be calculated separately and rounded to the nearest [***] ($[***]) per ton; then all of the components shall be combined to obtain the necessary adjustment, which shall be stated to the nearest [***] ($[***]) per ton.

(5) Each adjustment to each Contract Price component shall be calculated using the formula

[***]

(6) where:

CC	is the Cumulative Change in component price

CV	is the current value of the index as first published for adjustment of the component.

IB	is the index base value

CP	is the sum of the value of the variable cost components of the Contract Price

PC	is the component percentages of each variable cost components.

SAMPLE CALCULATION

Contract Price	$[***]per ton

Fixed Element of Contract Price	$[***] per ton

Variable Element of Base Price	$[***] per ton

Labor Cost Component	[***]% of Contract Price Variable Cost Element

Index Base of Labor Cost	$[***]

Current Value of Labor Cost	$[***]

Increase in Labor Cost Component

($[***]—$[***])/$[***] X ($[***]X[***]%)

= $[***] per ton

Assuming that at the Contract Price adjustment date there were no increases or decreases in the other variable costs, the revised Contract Price would be equal to the following sum:

Fixed Element of Contract Price	$[***] per ton
Variable Cost Element of Contract Price	$[***] per ton
Contract Price Adjustment	$[***] per ton
Revised Contract Price	$[***] per ton

The Fixed Cost component of the Lake Terminal coal handling rate will be decreased by [***]% for tons of coal in excess of [***] ([***]) per Contract Year.

Schedule 5.1(a)(3) to Coke Purchase Agreement

Pad Coal Procedures

Operating Procedures:

Pad coal is collected and weighed using IHCC’s truck scale at the Coke Plant and sent to a coal pile dedicated to Pad Coal at Lake Terminal’s coal handling facility.

Subject to weather and quality concerns, Pad Coal is to be screened and may be re-introduced into the coal blend at no more than [***]% ([***]% of agreed upon coal blend + [***]% pad coal).

Billing Procedures:

When calculating the Coal Price Component of the Contract Price, volume of coal charged into the coke ovens is based on the coal charge weight immediately prior to such coal being charged into the coke ovens.

To the extent incorporated into the coal blend, Pad Coal shall be billed as part of the Coal Price Component of the Coke Price at value equal to the Coal Price Component for the month prior to the month in which the Pad Coal was incorporated into the coal blend.

Schedule 5.1(b)(1) - Conversion Cost Component Forecast Calculation and Year-end True-up

	Baseline					Contract Year forecasted Conversion Cost Component and True-Up (illustrative data shown in exhibit)
		A				B			C
		Baseline				Contract Year 2023		Contract Year 2023
Cost Factors	Units	YTD Oct-2022			Source/Comments	Forecast		Actual		Source and measurement timing
Natural Gas	$/MMBtu	$	[***]	[***]		$	[***]	$	[***]	[***]
Electricity	$/CKWH	$	[***]	[***]		$	[***]	$	[***]	[***]
Labor
Wages	$/hr	$	[***]	[***]		$	[***]	$	[***]	[***]
Benefits	$/hr	$	[***]	[***]		$	[***]	$	[***]	[***]
											[***]	[***]
Inflation Index			[***]	[***]			[***]		[***]	[***]
											[***]	[***]	[***]%

				E		F = B / A	G = C / A
	Baseline			Baseline		Inflation thru Contract Year vs Baseline
Cost Categories	$	[	***]	[***]%		Forecast	Actual
	$	[	***]	[***]%
Natural Gas					[***]
Electricity	$	[	***]	[***]%		[***]	[***]
Labor	$	[	***]	[***]%		[***]	[***]
Wages	$	[	***]	[***]%		[***]	[***]
Benefits	$	[	***]	[***]%		[***]	[***]
Inflation Indexed Component						[***]	[***]
Fixed component					Weight Average Cumulative Inflation

	Conversion Fee							Forecast			Actual
	$	[	***]	[	***]			$	[	***]	$	[	***]	[	***]
Total Conversion Fee
						[***]	[***]
						[***]	[***]

Conversion Fee True-Up ($/Ton)	$([***])
Contract Year Coke Delivered (Tons)	[***] Note: for Contract Year 2023 only Q4 is priced per the renewal contra
Conversion Fee True-Up Charge/(Credit) ($s)	$ ([***])

Agreed to Baseline
Future factors (from Cliffs reports) to replace illustrative data to establish (1) the billing budget and (2) true-ups to actuals for each Contract Year
Future factors (from external sources) to replace illustrative data to establish (1) the billing budget and (2) true-ups to actuals for each Contract Year